Exhibit 99:

PRESS RELEASE

FOR IMMEDIATE RELEASE

Southern Community to Present at
2004 Financial Institutions’ Investor Conference

Winston-Salem, North Carolina, October 25, 2004 – You are invited to join F. Scott Bauer, Chairman and Chief Executive Officer of Southern Community Financial Corporation, (NASDAQ Symbol: SCMF) and other financial leaders via conference call for the 2004 Financial Institutions’ Investor Conference sponsored by Ryan, Beck & Co.

The 2004 Financial Institutions’ Investor Conference will be held in New York on Wednesday, October 27, 2004. Southern Community will present from 11:10 AM to 11:30 AM. To attend the conference by telephone, call 800/441-0022 and refer to the Ryan Beck conference. The conference line is for listen only. The presentation and audio cast will be accessible on Ryan Beck’s website: www.ryanbeck.com.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust and operates eighteen offices throughout the Piedmont Triad region of North Carolina. Southern Community is headquartered in Winston-Salem, North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Contact:	F. Scott Bauer, Chairman and CEO
336/768-8500